ARMOUR RESIDENTIAL REIT, Inc. Company Update December 22, 2015

PLEASE READ: Important Regulatory and Yield Estimate Risk Disclosures 2 Certain statements made in this presentation regarding ARMOUR Residential REIT, Inc. (“ARMOUR” or the “Company”), and any other statements regarding ARMOUR’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. Forward-looking statements include but are not limited to statements regarding the projections for ARMOUR’s business and plans for future growth and operational improvements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements. ARMOUR assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This material is for information purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation for any securities, financial instruments, or common or privately issued stock. The statements, information and estimates contained herein are based on information that the presenter believes to be reliable as of today's date, but cannot be represented that such statements, information or estimates are complete or accurate. Actual realized yields, durations and net durations described herein will depend on a number of factors that cannot be predicted with certainty. Estimated yields do not reflect any of the costs of operation of ARMOUR. THE INFORMATION PRESENTED HEREIN IS UNAUDITED AND UNREVIEWED.

December 2015 Commentary 3 On December 16, the Federal Reserve increased the Federal Funds target rate to between 0.25% and 0.50%. In the short term, this will cause funding rates to go higher, and therefore the earnings potential of the company will be lower. The spread between 10 year interest rate swaps and 10 year Treasury bonds has started to reverse its negative trend, although the absolute value is still negative. This latest movement has been positive for the company. The LIBOR OAS of mortgages has continued to move higher, but has stabilized somewhat recently. (1) The LIBOR OAS shown is the average of several dealers.

ARMOUR Monthly Metrics

Report Date (1)	9/9/2015	10/20/2015	11/19/2015	12/21/2015
Common Stock Price	$20.68	$21.28	$20.46	$21.41
Estimated Book Value Range (2)	$30.26-$30.34	$29.32-$29.64	$28.09-$28.41	$27.53-$27.85
Common Shares Outstanding	43,511,793	39,928,703	39,929,245	38,308,000
Preferred A Shares Outstanding	2,180,572	2,180,572	2,180,572	2,180,572
Preferred B Shares Outstanding	5,650,000	5,650,000	5,650,000	5,650,000
Asset Balance Sheet Duration	4.59	4.35	4.58	4.55
Hedge Balance Sheet Duration	-3.92	-4.02	-4.13	-4.23
Net Balance Sheet Duration	0.66	0.33	0.45	0.33
Leverage (3)	8.1	8.2	8.7	8.5
Rates DV01	1,018,000	484,000	583,000	409,000
Spread DV01	8,237,000	7,842,000	6,823,000	6,595,000
FNCL 3.5 Price	103.89	104.41	103.33	103.23
FNCI 3.0 Price	103.92	104.31	103.45	103.17
10 Yr Treasury Yield	2.18%	2.03%	2.27%	2.21%
5 Year OIS Swap Rate	1.34%	1.14%	1.36%	1.37%
10 Year OIS Swap Rate	1.97%	1.74%	1.88%	1.85%

Quarter	Asset Yield	Cost of Funds	Net Interest Margin
Q1 2014	3.20	1.37	1.82
Q2 2014	2.85	1.40	1.46
Q3 2014	2.68	1.25	1.43
Q4 2014	2.71	1.44	1.27
Q1 2015	2.72	1.52	1.20
Q2 2015	2.61	1.24	1.36
Q3 2015	2.56	1.12	1.44

(1) Some of the data may be based on information preceding the date of the report (i.e., closing prices).
(2) A portion of the dividend payable has been subtracted from the book value range based on accrual throughout the month.
(3) Leverage does not include TBA dollar rolls or forward settling transactions and is based on the most recent 10Q/10k at the time of the report.

ARMOUR RESIDENTIAL REIT

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ARMOUR Capitalization, Dividend Policy, Transparency and Manager • Portfolio and liability details are updated monthly at www.armourreit.com. • Premium amortization is expensed monthly as it occurs. No yield smoothing.(2) • Hedge positions are marked-to-market daily (GAAP/Tax differences). • Non-Executive Board Chairman and separate Lead Independent Director. Transparency and Governance 5 ARMOUR REIT Manager and Fee Structure • ARMOUR REIT is externally managed by ARMOUR Capital Management LP. • Accretive fee structure: effective fee percentage declines as equity increases. Common Stock Dividend Policy Capitalization • 38,308,000 shares of common stock outstanding (NYSE: “ARR”).(1) • 2,180,572 shares of Series A Preferred Stock outstanding (NYSE: “ARR PrA”). • 5,650,000 shares of Series B Preferred Stock outstanding (NYSE: “ARR PrB”). • Estimated book value of common stock of $1.1 billion. • Preferred stock par value of $195.8 million • ARMOUR pays common stock dividends monthly. • Dividends are announced based on estimates of core and taxable REIT income. Information as of 12/18/2015. (1) Share count data is as of 12/18/2015 close. (2) Due to the prepayment lockout feature of our Agency multifamily securities, premium is amortized using a level yield methodology.

ARMOUR Balance Sheet Targets

Assets

ARMOUR invests in Agency mortgage securities.

Duration

Net balance sheet weighted average duration target of 1.5 or less.

- 4.55 gross asset duration.
- -4.23 hedge duration.
- 0.33 net balance sheet duration.

Hedging

Hedge a minimum of 40% of assets and funding rate risk.

- $8.8 billion in hedges (swaps).
- 68.8% of assets hedged (39.3% with current paying swaps).
- 73.4% of repurchase agreements hedged (41.9% with current paying swaps).

Liquidity

Hold 40% of unlevered equity in cash between prepayment periods.

- $648.8 million in total liquidity.
    - $234.0 million in true cash.
    - $273.0 million in unlevered securities.
    - $141.8million in short term Agency P&I.

Leverage

Long term debt to equity target of 8x - 9x.

- $12.0 billion in net REPO borrowings, including the effect of forward settling trades.
- 8.5x Q3 2015 shareholders' equity.

ARMOUR RESIDENTIAL REIT

Information as of 12/18/2015. Some metrics include the estimates of the effects of forward settling trades.

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ARMOUR Portfolio Strategy and Investment Methodology

Management has a focused and disciplined approach to evaluating assets for inclusion in the ARMOUR portfolio. ARMOUR employs a strong bias toward a 'buy and hold' strategy rather than a 'trading' strategy. ARMOUR will strategically sell assets when it believes market conditions warrant.

- **Diversify Broadly**
  - Diversification limits idiosyncratic pool risk.
  - Over 1300 cusips.
- **Highly Liquid Assets**
  - Purchase those Agency securities that are highly liquid (easily traded and priced).
  - ARMOUR purchases "pass-through" securities.
  - No collateralized mortgage obligations ("CMOs").
- **Diversified Sources**
  - Source assets through a mix of direct purchases from:
    - Originators.
    - Dealer inventories.
    - Institutional investors.
- **Loan Analysis – Inelasticity vs. Elasticity**
  - Credit work on non-credit assets.
  - Original and current loan balance.
  - Year of origination.
  - Originating company, third-party originators.
  - Loan seasoning.
  - Principal amortization schedule.
  - Original loan-to-value ratio.
  - Geography.
  - 82% of our 15yr MBS are between 85K – 175K loan balances.
- **Pool Analysis**
  - Prepayment history.
  - Prepayment expectations.
  - Premium over par.
  - "Hedgability."
  - Liquidity.

ARMOUR RESIDENTIAL REIT

Information as of 12/18/2015.

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ARMOUR Portfolio and Derivatives Overview

Agency Asset Class	% of Total ARR Portfolio	Current Value (millions)	Weighted Average Purchase Price	Weighted Average Current Market Price	Weighted Average Net/Gross Coupon	Estimated Effective Duration Using Current Values
ARMs & Hybrids	0.9%	$ 119.1	104.5%	104.5%	2.53/3.09	1.19
Agency Multifamily Ballooning in 120 Months or Less	18.6%	$ 2,377.3	102.3%	101.6%	3.06/4.13	7.33
Fixed Rates Maturing in 120 Months or Less	1.0%	$ 130.8	104.6%	105.4%	3.88/4.29	2.88
Fixed Rates Maturing Between 121 and 180 Months	35.2%	$ 4,500.8	104.6%	104.8%	3.33/3.82	3.69
Fixed Rates Maturing Between 181 and 240 Months	32.8%	$ 4,191.8	106.0%	105.4%	3.64/4.15	3.59
Fixed Rates Maturing Between 241 and 360 Months	11.4%	$ 1,462.7	106.0%	105.7%	3.87/4.36	5.01
Total or Weighted Average	100.0%	$ 12,782.5	104.8%	104.5%	3.45/4.05	4.45

	Duration Contribution to Balance Sheet [1]
Agency Assets	4.55
Interest Rate Swaps	-4.23
Net Balance Sheet Duration	0.33

	Amount (millions)	Total Hedge % (Current Paying)	Total Hedge % (All Hedges)
Assets	$ 12,782.5	39.3%	68.8%
Net Repo Balance	$ 11,995.5	41.9%	73.4%

Duration estimates are derived from third-party software. Actual realized yields, durations and net durations described herein will depend on a number of factors that cannot be predicted with certainty. If rates decline, the value of our derivatives will typically decline. Inversely, if rates increase, the value of our derivatives will typically increase.

(1) The duration contribution to the balance sheet is based on effective duration and market value.

Information as of 12/18/2015. Portfolio value is based on independent third-party pricing. Information includes estimates of the effect of forward settling trades. Some totals may not foot due to rounding.

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ARMOUR Hedge Portfolio 9 Information as of 12/18/2015. Some totals may not foot due to rounding. Derivative Type Remaining Term Weighted Average Remaining Term (Months) Notional Amount (millions) Weighted Average Rate Interest Rate Swap 0-12 Months 0 -$ 0.00 Interest Rate Swap 13-24 Months 19 350.0$ 0.63 Interest Rate Swap 25-36 Months 26 300.0$ 1.00 Interest Rate Swap 37-48 Months 47 2,000.0$ 1.46 Interest Rate Swap 49-60 Months 0 -$ 0.00 Interest Rate Swap 61-72 Months 0 -$ 0.00 Interest Rate Swap 73-84 Months 0 -$ 0.00 Interest Rate Swap 85-96 Months 86 1,375.0$ 2.11 Interest Rate Swap 97-108 Months 0 -$ 0.00 Interest Rate Swap 109-120 Months 109 1,000.0$ 2.66 Total or Weighted Average 67 $ 5,025.0 1.79 Forward Starting Weighted Average Months to Start Weighted Average Underlying Term (Months) Notional Amount (millions) Weighted Average Rate Interest Rate Swap 5 24 400.0$ 1.29 Interest Rate Swap 1 48 350.0$ 1.53 Interest Rate Swap 3 72 1,025.0$ 2.05 Interest Rate Swap 3 120 2,000.0$ 2.30 Total or Weighted Average 3 90 $ 3,775.0 2.05

ARMOUR Portfolio Constant Prepayment Rates (“CPR”) 10 ARMOUR expenses premium amortization monthly as it occurs. Constant Prepayment Rate (“CPR”) is the annualized equivalent of single monthly mortality (“SMM”). CPR attempts to predict the percentage of principal that will prepay over the next twelve months based on historical principal pay downs. CPR is reported on the 4th business day of the month for the previous month's prepayment activity.

ARMOUR REPO Composition

	REPO Counter-Party[1]		Principal Borrowed (millions)	Percentage of REPO Positions with ARMOUR	Weighted Average Original Term in Days	Weighted Average Remaining Term in Days	Longest Remaining Term in Days
1	Mitsubishi UFJ Securities (USA), Inc.	$	974.7	8.1%	77	31	45
2	Morgan Stanley & Co. LLC	$	882.5	7.4%	65	23	28
3	ICBC Financial Services LLC	$	875.9	7.3%	89	39	61
4	Wells Fargo Bank, N.A.	$	756.7	6.3%	29	20	32
5	The Bank of Nova Scotia	$	746.6	6.2%	88	47	68
6	Merrill Lynch, Pierce, Fenner & Smith Inc.	$	726.0	6.1%	86	32	42
7	Citibank, N.A.	$	700.0	5.8%	366	180	334
8	J.P. Morgan Securities LLC	$	589.7	4.9%	75	49	60
9	E D & F Man Capital Markets Inc.	$	538.2	4.5%	71	28	68
10	Societe Generale	$	524.2	4.4%	69	41	91
11	Daiwa Securities America Inc.	$	456.4	3.8%	80	27	62
12	Royal Bank of Canada	$	427.0	3.6%	85	20	32
13	Nomura Securities International, Inc.	$	392.8	3.3%	87	28	38
14	ING Financial Markets LLC	$	385.3	3.2%	33	17	21
15	KGS-Alpha Capital Markets, L.P.	$	382.8	3.2%	89	26	27
16	ABN AMRO Bank N.V.	$	346.5	2.9%	90	24	73
17	Federal Home Loan Bank of Cincinnati	$	339.6	2.8%	3	3	3
18	BNP Paribas Securities Corp.	$	317.1	2.6%	90	55	55
19	Deutsche Bank Securities Inc.	$	257.8	2.1%	54	11	19
20	The Bank of New York Mellon	$	250.0	2.1%	364	280	280
21	Mizuho Securities USA Inc.	$	243.4	2.0%	33	32	32
22	South Street Securities LLC	$	215.9	1.8%	63	38	38
23	Natixis Financial Products LLC	$	212.5	1.8%	79	21	27
24	Guggenheim Securities, LLC	$	163.8	1.4%	92	60	60
25	UBS Securities LLC	$	110.9	0.9%	91	3	3
26	Federal Home Loan Bank of Des Moines	$	100.0	0.8%	455	350	350
27	Citigroup Global Markets Inc.	$	79.3	0.7%	61	38	38
	Total or Weighted Average	**$**	**11,995.5**	**100.0%**	**97**	**47**	

Weighted Average Repo Rate	0.54%
Weighted Average Haircut	4.80%

Debt to Q3 2015 Shareholders' Equity Ratio	8.5

(1) ARMOUR has 39 lending counterparties.

Information as of 12/18/2015.
Some totals may not foot due to rounding.

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12 www.armourreit.com ARMOUR Residential REIT, Inc. 3001 Ocean Drive Suite 201 Vero Beach, FL 32963 772-617-4340